For more information, please contact:
Michael J. McCloskey
Chief Operating Officer
720-932-4282
michaelm@matrixbancorp.com

or

Susan J. Lewis, PAIRELATIONS, LLC
(303) 804-0494
slewis@pairelations.com

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FOR IMMEDIATE RELEASE
      FEBRUARY 1, 2006

MATRIX BANCORP, INC. ANNOUNCES APPOINTMENT BY MATRIX CAPITAL
BANK OF TWO NEW BRANCH PRESIDENTS AND A CHIEF CREDIT OFFICER;
BANK SELECTS SECOND COMMUNITY BRANCH LOCATION

Denver, Colorado …February 1, 2006 … Matrix Bancorp, Inc. (NASDAQ: MTXC) (the “Company”) announced today that its Matrix Capital Bank subsidiary has appointed two regional presidents to head its first two community bank branches and named a new chief credit officer. Additionally, the Company announced that its Matrix Capital Bank subsidiary has preliminarily selected its second branch location at the intersection of University Blvd. and Third Avenue in the Cherry Creek retail sub-market of Denver. The branch is expected to open in the late third quarter to early fourth quarter of 2006.

David R. Livingston was named president of the Bank’s flagship location in downtown Denver located at 700 Seventeenth Street (at its corporate headquarters) while John Fiedler was appointed regional president for the Company’s new central Cherry Creek location. In these roles, both Livingston and Fiedler will oversee day-to-day operations and spearhead the growth of their respective branches.

Livingston brings more than 20 years of commercial banking and real estate management experience to his new position with Matrix. Most recently, he served as president of the Cherry Hills location of Guaranty Bank and Trust (parent: Centennial Bank - NASDAQ:CBHI) in the Denver Tech Center business area for the past four years, during which time he achieved significant loan and deposit growth for the branch.

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Matrix Bancorp, Inc.
New Appointments/New Cherry Creek Location

Previously, Livingston served as senior vice president for Colorado State Bank and Trust, where he created and managed the construction lending division. He also served in various management positions at Colorado Business Bank and Bank One (formally known as Affiliated Banks).

Fiedler, with more than two decades of banking and financial services industry experience, rejoins Matrix after spending seven years as senior vice president of commercial real estate for Guaranty Bank and Trust Company (parent: Centennial Bank - NASDAQ:CBHI). During his tenure there, Fiedler established significant lending relationships with local businesses, and as a result, is widely respected as one of Colorado’s most capable community bankers.

In related news, Gary G. Petak was named chief credit officer of Matrix Capital Bank. In this position, Petak will be responsible for overseeing the Bank’s credit policy and administration. Petak brings more than 25 years of commercial banking and credit experience to the Bank. His diverse background spans finance and commercial bank administration. Most recently, he served as senior vice president and manager, asset recovery group, for Keybank, N.A. in Denver. In this role, he was responsible for overall management and credit administration of Key Bank’s problem loan portfolio nationwide, where he specialized in problem loan resolution, management of owned assets and portfolio administration.

Previously, Petak was employed at US Bank as vice president and team leader in the real estate banking group. As a relationship manager for real estate, Petak oversaw a commercial construction loan portfolio that included residential homebuilders, office/warehouse, retail and hotel properties, healthcare facilities and apartments. Petak also served as president and chief executive officer for Omnibank’s Leetsdale branch in Denver and spent 12 years at First Interstate Bank of Denver, where, as senior vice president/credit administration, he had overall credit management responsibility for the $1.6 billion bank.

Scot T. Wetzel, the Company’s president and chief executive officer and chairman, president and chief executive officer of Matrix Capital Bank, commented on the new appointments and premier location: “As previously stated, we are beginning to identify and appoint seasoned bankers to serve as presidents of the community branches we are building. Both David and John bring to our Company significant experience, knowledge and contacts within the Denver market, and we believe they will make significant contributions to the growth of the locations they head. Furthermore, Gary brings decades of banking and credit experience to the Company. His extensive real estate lending expertise - particularly across Denver and the Front Range - made him an excellent candidate for this new position. We believe his experience will help advance the Bank’s strategy to grow our community banking franchise and showcases the lending capabilities we are building upon.

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Matrix Bancorp, Inc.
New Appointments/New Cherry Creek Location

“Lastly, the selection of this new location in Cherry Creek reflects our commitment to providing superior banking services and fostering community involvement in the high-growth marketplaces along Colorado’s Front Range. Cherry Creek is an important area for us as it ideally represents the demographics of our targeted customers and will afford us an opportunity to meet the banking needs of local businesses and individuals throughout this retail and residential hub within the metro-Denver community,” Wetzel concluded.

Livingston added: “Joining Matrix will allow me to focus on developing a community bank within an established, well-capitalized, locally managed financial services company. We intend to build a community bank where clients can benefit from the expertise of veteran, innovative lenders. And, we will strive to create an environment where employees are empowered to meet the needs of the client and rewarded for taking ownership of the relationship. Certainly, these are among the keys to success for our new bank.”

Fiedler also commented on his new position: “It is not often that one has the chance to assist in the repositioning of a $2 billion institution - this is truly a unique opportunity. We look forward to offering our customers the ability to capitalize on our significant lending services and established banking infrastructure from both our central Denver branch and new Cherry Creek location.”

Petak added: “This position at Matrix affords me the opportunity to join a new and exciting company with an established and solid infrastructure that is poised for growth. I was attracted to this role as it represents a new direction for the institution and the chance to help build a community bank. I am confident that my background, knowledge of the Front Range community and strong relationships will prove beneficial to the organization as we focus on building a community bank network across Colorado.”

Livingston, 44, a Colorado resident since 1971, resides in the Observatory Park section of Denver with his wife and two children. He earned his bachelor of arts degree in economics from Denison University in Granville, Ohio. He is a member of numerous banking and real estate professional organizations. He also serves on the Board of Directors of HealthOne Alliance Foundation, a Denver-based non-profit organization dedicated to supporting the health and health education needs of the community.

Fiedler, 48, lives in Greenwood Village, Colo. with his wife and child. He has lived in Colorado for 25 years.

Petak, 48, resides in Denver. He earned his bachelor of science degree in business administration from Pennsylvania State University. He is a founding board member of the Denver chapter of the Turnaround Management Association as well as a member of the American Bankruptcy Institute (ABI) and the Downtown Denver Partnership.

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Matrix Bancorp, Inc.
New Appointments/New Cherry Creek Location

With regard to the Cherry Creek location, the Company has entered into a long-term ground lease for the site, which among other things allows the Bank an approximate three-month option period to conduct diligence and otherwise satisfy itself with the site. Assuming satisfaction with the site, the Bank plans to build the prototype of its newly designed branch at this location. A graphic illustration of the proposed new building type is attached to this press release. The final completion of the branch facility at this site is also subject to additional contingencies, including completion of any required notice and/or approval processes by applicable regulatory agencies, final site analysis, and municipal government approval of the building.

Denver-based Matrix Bancorp, Inc. is focused on developing its community-based banking network through its Matrix Capital Bank subsidiary by strategically positioning branches across Colorado’s Front Range market. The Bank plans to grow its network to an estimated five to seven community-based branches over the next three to five years. The Company recently identified “United Western” as its proposed new brand name and anticipates a formal change in legal and trade names during second or third quarter of 2006, after receiving applicable regulatory and shareholder approvals.

At September 30, 2005, the Company reported total consolidated assets of $2.0 billion, total loans of $1.4 billion, total deposits of $1.2 billion and total consolidated shareholders equity of $99.8 million. For more information, please visit www.matrixbancorp.com.

Certain statements contained in this press release that are not historical facts, including, but not limited to, statements that can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “predict,” “believe,” “plan,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this interim report could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: the timing of regulatory approvals or consents for new branches or other contemplated actions; the availability of suitable and desirable locations for additional branches; the continuing strength of our existing business, which may be affected by various factors, including, but not limited to, interest rate fluctuations; level of delinquencies; defaults and prepayments; general economic conditions; competition; the delay in or failure to receive any required shareholder approvals of the contemplated actions; the risks and uncertainties discussed elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2005; and the uncertainties set forth from time to time in the Company’s periodic reports, filings and other public statements.

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